Exhibit 99.2

BLUM HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2023

(in thousands, except for shares)

	Blum	Coastal Pines		Pro Forma	Pro Forma
	Holdings, Inc.	Group	Note 4	Adjustments	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$862	$1,312		$—	$2,174
Accounts Receivable, Net	1,004	—		—	1,004
Inventory	1,700	425		—	2,125
Prepaid Expenses & Other Assets	1,115	231		—	1,346
Assets Related to Discontinued Operations	12	—		—	12
Total Current Assets	4,693	1,968		—	6,661

Property, Equipment and Leasehold Improvements, Net	801	589		—	1,390
Right-of-Use Assets - Operating Leases	8,965	1,016	(a)	678	10,659
Intangible Assets, Net	1,359	—	(b)	3,040	4,399
Goodwill	3,585	—	(c)	12,620	16,205
Other Assets	12,573	465	(d)	(227)	12,811
Long-Term Assets Related to Discontinued Operations	95	—		—	95
TOTAL ASSETS	$32,071	$4,038		$16,112	$52,221

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES:
Current Liabilities:
Accounts Payable & Accrued Liabilities	$23,218	$4,977	(a)	$(163)	$28,033
Current Portion of Notes Payable	22,593	376	(e)	548	23,517
Income Taxes Payable	16,637	7,901		—	24,538
Other Current Liabilities	—	2,269	(f)	(2,099)	170
Liabilities Related to Discontinued Operations	100	—		—	100
Total Current Liabilities	62,548	15,523		(1,713)	76,358

Notes Payable, Net of Discounts	6,485	68	(e)	1,296	7,849
Deferred Tax Liabilities	112	—		—	112
Derivative Liability	—	—	(e)	1,793	1,793
Operating Lease Liabilities	8,622	798	(a)	1,121	10,541
TOTAL LIABILITIES	77,767	16,389		2,497	96,653

Mezzanine Equity	—	—	(e)	659	659

STOCKHOLDERS’ DEFICIT:
Preferred Stock, Convertible Series V, par value $0.001: 25,000,000 shares authorized and 14,071,431 shares outstanding as of December 31, 2023	1	—		—	1
Common Stock, par value $0.001: 990,000,000 shares authorized and 8,509,384 shares outstanding as of December 31, 2023	9	—		0	9
Additional Paid-In Capital	408,473	222	(g)	382	409,078
Accumulated Deficit	(454,179)	(12,574)	(g)	12,574	(454,179)
TOTAL STOCKHOLDERS’ DEFICIT	(45,696)	(12,351)		13,615	(44,432)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$32,071	$4,038		$16,112	$52,221

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

BLUM HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in thousands, except for shares and per share data)

	Blum	Coastal Pines		Pro Forma	Pro Forma
	Holdings, Inc.	Group	Note 4	Adjustments	Consolidated
Revenue	$33,229	$13,611		$—	$46,840
Cost of Goods Sold	15,565	6,934		—	22,499
Gross Profit	17,664	6,677		—	24,341

Operating Expenses:
Selling, General & Administrative	30,263	6,598	(h), (i)	(411)	36,450
Gain on Disposal of Assets	1,607	—		—	1,607
Total Operating Expenses	31,870	6,598		(411)	38,057

Loss from Operations	(14,206)	79		411	(13,716)

Total Other Income (Expense)	4,503	(50)		—	4,453

Income (Loss) from Continuing Operations Before Provision for Income Taxes	(9,703)	29		411	(9,263)
Provision for Income Tax (Expense) Benefit for Continuing Operations	(4,116)	(1,351)		—	(5,467)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(13,819)	$(1,321)		$411	$(14,729)

Net Income (Loss) from Continuing Operations per Common Share - Basic	$(1.69)				$(1.47)
Net Income (Loss) from Continuing Operations per Common Share - Diluted	$(1.69)				$(1.47)
Weighted-Average Shares Outstanding - Basic	8,193,853				10,029,183
Weighted-Average Shares Outstanding - Diluted	8,193,853				10,029,183

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

BLUM HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – INTRODUCTION

On May 1, 2024, Blum Holdings, Inc. (“Blüm”, “BLMH” or the “Company”) entered into two transactions in which the entities are under common control and combined into Coastal Pines Group (“CPG”) for presentation purposes (the “Transactions”). As a result of the agreements entered into on May 1, 2024, the Company determined these entities are variable interest entities in which the Company is the primary beneficiary by reference to the power and benefits criterion under ASC 810, “Consolidation” (“ASC 810”).

In accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation”, the Company consolidates any variable interest entity (“VIE”) of which it is the primary beneficiary. The typical condition for a controlling financial interest ownership is holding a majority of the voting interests of an entity; however, a controlling financial interest may also exist in entities, such as VIEs, through arrangements that do not involve controlling voting interests. ASC 810 requires a variable interest holder to consolidate a VIE if that party has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. The Company does not consolidate a VIE in which it has a majority ownership interest when it is not considered the primary beneficiary. The Company evaluates its relationships with all the VIEs on an ongoing basis to reassess if it continues to be the primary beneficiary.

Safe Accessible Solutions, Inc.

On May 1, 2024, the Company executed an amended and restated binding letter of intent (the “Amended LOI”) with Safe Accessible Solutions, Inc. (“SAS") wherein the Company, a newly formed wholly-owned subsidiary of the Company (“Blum Acquisition”), and the stockholders of SAS shall enter into a Stock Sale and Purchase Agreement in which Blum Acquisition will acquire 100% of the common stock of SAS. Upon the closing of the transaction, SAS shall become a wholly-owned subsidiary of Blum Acquisition. At closing, the Company shall pay an aggregate consideration of $1,671,451 as follows: (i) a secured promissory note in the aggregate principal amount of $1,000,071 to be paid in monthly installments of approximately $23,811 per month over 42 months (the "Note"); and (ii) the issuance of 945,605 shares of common stock of the Company, of which 196,507 shares of the Company's common stock shall be transferred no later than 12 months from closing date. On the date which is 24 months subsequent to the closing date, the previous stockholders of SAS shall have the option, but not the obligation, to exchange shares of the Company's common stock received as part of the purchase price for a promissory note (the "Put Option"). The Put Option is exercisable for a period of 90 days thereafter. The Note may be converted into common stock of the Company at the transaction valuation, on terms to be agreed-upon.

On May 1, 2024, the Company, through its wholly-owned subsidiary BLMH Management Services, Inc., executed a management services agreement with Safe Accessible Solutions, Inc. (the "Management Services Agreement") pursuant to which the Company shall manage the operations of SAS. SAS operates a retail dispensary located in Sacramento, California. As consideration for such services, the Company shall receive a management fee of 100% of the economic benefit of SAS. In accordance with the Management Services Agreement, the Company will have controlling financial interest over the business of SAS that will allow the Company to include the financial results of SAS in its consolidated financial statements.

Coastal Pine Holdings, Inc.

On May 1, 2024, the Company, through its wholly-owned subsidiary Blum Management Holdings, Inc. (“Blum Management”), executed an advisory and consulting engagement letter (the "Agreement") with Coastal Pine Holdings, Inc. ("Coastal") pursuant to which Blum Management shall provide advisory and consulting services and related business support to Coastal. Coastal is a holding company involved in the management of retail dispensaries throughout Northern California. As compensation for such services, the Company shall receive a monthly fee of $75,000. The initial term of the Agreement shall begin on the effective date through April 26, 2025 and the term shall continue thereafter for successive annual periods until terminated by Blum Management. The Agreement includes a deposit of Blum Management to purchase Coastal in exchange for the issuance to the shareholders of Coastal a promissory note in the amount of $940,974 and 889,725 shares of the Company's common stock of which 496,712 shares of the Company’s common stock were transferred upon execution of the Agreement and 393,013 shares of the Company’s common stock shall be transferred on the 12-month anniversary of the date of the Agreement. Management concluded that effective May 1, 2024, the Company became the primary beneficiary of Coastal as a result of the Agreement and will consolidate the financial results of Coastal thereon.

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements present the historical consolidated financial statements of Blum Holdings, Inc. and CPG as if completion of the Transactions had occurred on December 31, 2023. The unaudited pro forma condensed consolidated financial information has been prepared to illustrate the estimated effects of the Transactions.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 is based on the individual unaudited historical consolidated balance sheets of the Company and CPG as if the Transactions had occurred on December 31, 2023. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2023 combine the historical individual results of operations for the Company and CPG for the period then ended and has been prepared to reflect the Transactions as if it occurred on January 1, 2023.

Other than as disclosed in the notes thereto, the unaudited pro forma condensed consolidated financial statements do not reflect any additional liabilities, off-balance sheet commitments or other obligations that may become payable after the date of such financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only to reflect the acquisition and do not represent what our results of operations or financial position would actually have been had the Transactions occurred on the dates noted above or project our results of operations or financial position for any future periods. The unaudited pro forma condensed consolidated financial statements are intended to provide information about the continuing impact of the acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies, as set out in the audited consolidated financial statements of the Company for the year ended December 31, 2023. Additional accounting policies related to CPG will be included in the Company’s consolidated financial statements after the Transactions on a prospective basis.

NOTE 3 – PRO FORMA PRELIMINARY PURCHASE PRICE ALLOCATION AND ASSUMPTIONS

Management concluded that as a result of the Transactions, effective May 1, 2024, the Company became the primary beneficiary of CPG under ASC 810. The Transactions will be accounted for using the acquisition method of accounting under ASC 805, “Business Combinations” (“ASC 805”). The allocation of the preliminary estimated purchase price is based upon management’s estimates of, and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of December 31, 2023 using currently available information. Since the unaudited pro forma condensed consolidated financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may materially differ from the pro forma amounts included herein. The Company expects to finalize its allocation of the purchase consideration as soon as practicable but is not required to finalize for one year from the closing date of the Transactions.

The estimated purchase price of $4,901,000 is based on the preliminary valuation as of May 1, 2024. The Company will issue a total of 1,835,330 shares of the Company's common stock with an estimated fair value of $1,305,000 based on the closing share price as of the transaction date. The Company issued a secured promissory note to the sellers of SAS in the aggregate principal amount of $1,000,071 which may be converted into common stock of the Company at the transaction valuation, on terms to be agreed-upon. The estimated fair value of the secured promissory note was based on the present value of future payments. In accordance with the Amended LOI with SAS, the Put Option shall be exercisable 24 months subsequent to the closing date for a period of 90 days thereafter. The estimated fair value of the Put Option was based on the Black-Scholes option-pricing model using Level 3 inputs.

A preliminary estimate of the application of the acquisition method under ASC 805 to the Transactions is as follows:

Equity Consideration - Common Stock				$1,264
Promissory Note				1,844
Put Option				1,793
Total Consideration				$4,901

	Coastal Pines Group	Fair Value Adjustments	Other Adjustments	Adjusted Estimate
Assets Acquired:
Cash	$1,312	$—	$—	$1,312
Inventory	425	—	—	425
Prepaid Expenses & Other Assets	231	—	—	231
Property, Equipment and Leasehold Improvements	589	—	—	589
Right-of-Use Asset	1,016	678	—	1,694
Intangible Assets	—	3,040	—	3,040
Other Assets	465	—	(227)	238
Total Assets Acquired	4,038	3,718	(227)	7,530

Liabilities Assumed:
Accounts Payable & Accrued Liabilities	4,977	(163)	—	4,815
Other Current Liabilities	2,269	—	(2,099)	170
Income Taxes Payable	7,901	—	—	7,901
Operating Lease Liabilities	798	1,121	—	1,919
Notes Payable	444	—	—	444
Total Liabilities Assumed	16,389	958	(2,099)	15,249

Estimated Fair Value of Net Assets Acquired				(7,719)

Goodwill				$12,620

* The estimated fair value of equity consideration is presented net of the present value of the holdback shares. Of the total 1,835,330 shares of common stock issued to consummate the Transactions, 589,520 shares of common stock shall be held back by the Company and transferred no later than 12 months from closing date of the Transactions. The present value of the holdback shares was based on the closing share price as of the transaction date and an average discount rate of 10.7% for an exercise term of one year.

NOTE 4 – PRO FORMA ADJUSTMENTS

The following adjustments have been made to the unaudited pro forma consolidated balance sheet as of December 31, 2023 to reflect the acquisition adjustments related to the Transactions:

(a)	To record the preliminary estimated fair value of acquired leases.
(b)	To record the preliminary estimated fair value of intangible assets acquired, which consist of dispensary licenses.
(c)	To record the impact of applying the acquisition method under ASC 805 as detailed in Note 3. The preliminary estimated fair value of goodwill reflects the preliminary purchase price allocation.
(d)	To eliminate related party advance not acquired by the Company as part of the Transactions.
(e)

To record total consideration to be paid as described in Note 3. Equity consideration paid in the form of shares of the Company's common stock are classified as mezzanine equity. The Put Option shall be classified as a derivative liability.

(f)	To eliminate liabilities not assumed by the Company as part of the Transactions.
(g)	To eliminate stockholders' deficit in CPG.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2023 reflect the following adjustments as if the Transactions described in Note 3 had occurred on the January 1, 2023:

(h)	To eliminate management fees no longer expected to be recorded.
(i)	To amortize unfavorable leases related to acquired right-of-use assets in accordance with ASC 842.

NOTE 5 – PRO FORMA LOSS PER SHARE

The pro forma loss per share has been adjusted to reflect the pro forma consolidated net loss from continuing operations for the year ended December 31, 2023. The number of shares used in calculating the pro forma consolidated basic and diluted loss per share is outlined below.

Year Ended
December 31, 2023
Net Income (Loss) from Continuing Operations	$(14,729,371)
Weighted-Average Shares Outstanding - Basic	10,029,183
Net Income (Loss) from Continuing Operations per Common Share - Basic	$(1.47)

Weighted-Average Shares Outstanding - Diluted	10,029,183
Net Income (Loss) from Continuing Operations per Common Share - Diluted	$(1.47)

Included in the Company’s denominator for the pro forma loss per share is 1,835,330 shares of common stock that will be issued to consummate the Transactions. As the Company is in a net loss position on a pro forma basis, the potential dilutive effect of convertible securities was not considered in the pro forma diluted loss per share calculation since the effect would be anti-dilutive. Therefore, the basic and diluted weighted-average shares of common stock outstanding were the same.